Exhibit 99.2

IN THE UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF TEXAS

RICHARD EVANS, derivatively on behalf of UNITED DEVELOPMENT FUNDING IV,

Plaintiff,

-against-

HOLLIS M. GREENLAW, PHILIP K. MARSHALL, J. HEATH MALONE, STEVEN J. FINKLE, JOHN R. RAY, TODD ETTER, UMTH GENERAL SERVICES, L.P., and UMTH LAND DEVELOPMENT, L.P.,

Defendants,

-and-

UNITED DEVELOPMENT FUNDING IV,

Nominal Defendant.

Case No.: 3:16-cv-00635-M

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT of derivative litigation and hearing

TO:	ALL OWNERS OF UNITED DEVELOPMENT FUNDING IV COMMON STOCK AS OF DECEMBER 21, 2017

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.
THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF THIS SHAREHOLDER DERIVATIVE LITIGATION.

YOUR RIGHTS MAY BE AFFECTED.

YOU ARE HEREBY NOTIFIED that a proposed settlement (the “Settlement”) of the above-captioned litigation (the “Action”), and of certain other matters described below, has been reached between Plaintiff, on behalf of United Development Funding IV (“UDF IV” or the “Company”), and the Defendants in the Action, as set forth in a Stipulation of Settlement dated as of December 21, 2017 (the “Stipulation”), subject to final Court approval of the proposed Settlement at a hearing contemplated by the Stipulation (the “Settlement Hearing”).

This notice has been disseminated pursuant to an Order of the United States District Court for the Northern District of Texas (the “Court”). The Settlement will fully resolve the Action on the terms set forth in the Stipulation and summarized in this notice, including the dismissal of the Action with prejudice. For a more detailed statement of the matters involved in the Action, the Settlement, and the terms discussed in this notice, the Stipulation may be inspected at the Office of the Clerk of the United States District Court for the Northern District of Texas, 1100 Commerce Street, Dallas, TX 75242, during regular business hours of each business day. A copy of the Stipulation also is available at http://www.udfonline.com/.

You have the right to object to the Settlement in the manner provided in this Notice. If you fail to object in the manner provided at least twenty-one (21) days before the Settlement Hearing, you will be deemed to have waived your objections and will be bound by the Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.

This notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the pendency and settlement of the Action.

I.       DEFINITIONS USED IN THIS NOTICE

1.        “Action” means the above-captioned action, Evans v. Greenlaw, et al., No. 3:16-cv-00635-M (N.D. Tex.).

2.       “Current UDF IV Shareholder” means persons who owned UDF IV common stock as of December 21, 2017, and who continue to hold their UDF IV common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and trustees of UDF IV, members of their immediate families and their legal representatives, heirs, successors, or assigns, and any entity in which the Individual Defendants have or had a controlling interest.

3.       “Defendants” means, collectively, nominal defendant UDF IV and the Individual Defendants.

4.       “Effective Date” means the first date by which all of the events and conditions specified in Section 4.1 of the Stipulation have been met and have occurred.

5.       “Fee and Expense Award” means the award of attorneys’ fees and reimbursement of expenses incurred in the Action for which Plaintiff’s intends to make an application to the Court, as defined below, for and in recognition of the benefit conferred on UDF IV by the Monetary Contribution made to UDF IV on behalf of certain of the Individual Defendants and the agreed-upon Corporate Governance Measures described in summary form below (and in detail in Section 1.2 of the Stipulation), and which the Defendants reserve the right to oppose.

6.       “Individual Defendants” means, collectively, Hollis M. Greenlaw, Philip K. Marshall, J. Heath Malone, Steven J. Finkle, John R. Ray, Todd Etter, UMTH General Services, L.P., and UMTH Land Development, L.P.

7.       “Judgment” or “Final Approval Order and Judgment” means the order and judgment to be rendered by the Court, substantially in the form attached as Exhibit C to the Stipulation, or as modified pursuant to the agreement of the Settling Parties.

8.       “Plaintiff” mean Richard Evans, derivatively on behalf of UDF IV.

9.       “Plaintiff’s Counsel” means Levi & Korsinsky, LLP.

10.       “Released Persons” means each Defendant and each of a Defendant’s past, present or future trustees, directors, officers, employees, partners, members, principals, agents, insurers, reinsurers, attorneys, accountants, legal representatives, predecessors, successors, parents, subsidiaries, divisions, assigns, related or affiliated entities, spouses, heirs, and any member of his or her immediate family, or any trust of which that person is a settlor or which is for the benefit of that person and/or member(s) of that person’s family. Without in any way limiting the foregoing, Released Persons shall include: UMTH General Services, L.P., UMTH Land Development, L.P., UDF Holdings, L.P., UDFH General Services, L.P., UDFH Land Development, L.P., United Mortgage Trust, UMT Services, Inc., UMT Holdings, L.P., United Development Funding, L.P., United Development Funding, Inc., United Development Funding II, Inc., United Development Funding, III L.P., United Development Funding IV, United Development Funding V, United Development Funding, X, Inc., Hollis M. Greenlaw, Philip K. Marshall, J. Heath Malone, Steven J. Finkle, John R. Ray, Eustace Mita, Todd Etter, Cara D. Obert, Stacey H. Dwyer, Melissa H. Youngblood, Scot W. O’Brien, David A Hanson, Michael K. Wilson, Ben L. Wissink and J. Brandon Jester.

11.       “Settling Parties” means, collectively, Plaintiff, derivatively on behalf of UDF IV, and the Defendants.

II.       THE ACTION

On March 4, 2016, Plaintiff filed a verified complaint against the Defendants in the United States District Court for the Northern District of Texas, styled Evans v. Greenlaw, et al., No. 3:16-cv-00635-M (the “Complaint”). The Complaint alleges three causes of action—breach of fiduciary duty, unjust enrichment, and aiding and abetting the purported breaches of fiduciary duty. Plaintiff alleges that UDF IV’s Board of Trustees (the “Board”) had allowed UDF IV to engage in related-party transactions in violation of UDF IV’s related-party transaction policy in ways that were detrimental to UDF IV. Plaintiff also alleged that the Board’s asserted lack of oversight resulted in UDF IV operating in a manner similar to that of a “Ponzi” scheme, and that UDF IV’s Board had allowed UDF IV’s loan portfolio to become overly concentrated with a limited number of borrowers. In addition, Plaintiff alleged that UMTH General Services, L.P. and UMTH Land Development, L.P. received fees to which they are not entitled.

On May 2, 2016, certain of the Defendants filed motions to dismiss the Complaint on the ground that that Plaintiff lacks standing to sue derivatively, having failed to afford the Board an adequate opportunity to evaluate and respond to his pre-suit demand or, in the alternative, on the ground that the Complaint fails to state a claim upon which relief can be granted.

On May 17, 2016, Plaintiff and Defendants filed a joint motion to stay the proceedings pending the conclusion of a consolidated securities class action pending before the Court styled In re United Development Funding IV Securities Litigation, No. 3:15-cv-4030-M (the “Consolidated Securities Action”).

On November 9, 2016, Plaintiff and Defendants attended an in-person mediation in Fort Worth, Texas, before David R. Seidler, Esq. The mediation was unsuccessful, but negotiations continued thereafter. In or around August 2017, Plaintiff and Defendants engaged in informal discovery, including an interview of Timothy McCormick of the law firm Thompson & Knight LLP, independent counsel for the Audit Committee of UDF IV, which had been commissioned previously to investigate allegations such as those included in Plaintiff’s pre-suit demand and Complaint. During the interview, Mr. McCormick discussed the Audit Committee’s investigation of these allegations, provided information on number of relevant topics, and responded to questions posed by Plaintiff’s counsel as well as by counsel for other shareholders who had filed other civil actions involving UDF IV. In addition to the interview with Mr. McCormick, UDF IV made available for review more than 170,000 pages of UDF IV’s documents comprising information about UDF IV’s operations, which were reviewed by Plaintiff’s counsel.

On September 15, 2017, Plaintiff served Defendants with a settlement demand tailored to the information obtained by Plaintiff during the informal discovery process described above. Following extended arm’s-length negotiations, Plaintiff and Defendants reached an agreement in principle to resolve this action. On November 30, 2017, the Settling Parties memorialized this agreement in principle by executing a Memorandum of Understanding and, on December 21, 2017, the Settling Parties executed the Stipulation.

III.       DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants believe that Plaintiff’s claims are without merit, and deny any liability in connection with the action and the claims asserted by Plaintiff in the Complaint. The allegations of Hayman Capital Management, L.P. (“Hayman”), upon which Plaintiff’s allegations are based, are false. UDF has never operated as a Ponzi scheme or perpetrated a fraud, and believes it has always operated in accordance with strong corporate governance and oversight standards. Defendants recognize, however, that public confidence in UDF IV has been shaken by Hayman’s campaign of false accusations, and believe that the additional corporate governance and compliance procedures incorporated in the contemplated Settlement may assist in restoring public confidence by reaffirming that UDF IV welcomes thorough oversight of its business and operations. Defendants also recognize that the time and expense of continued litigation, and the distraction of UDF IV’s Board and management from the Trust’s business, is detrimental both to UDF IV and its shareholders. Because the contemplated Settlement will allow UDF IV to avoid the distraction and expense the defense of the Action through trial and, potentially, appeals would entail, Defendants believe that the Settlement is in the best interests of UDF IV and its shareholders. By agreeing to the contemplated Settlement, Defendants do not admit or concede the accuracy or sufficiency of any of the allegations in the Complaint in this or any other action, or any wrongdoing, liability or violations of any law whatsoever.

IV.       CLAIMS OF SHAREHOLDERS AND BENEFITS OF SETTLEMENT

Plaintiff believes that the claims asserted in the action have merit. However, Plaintiff recognizes and acknowledges the risk, expense, and length of continued proceedings necessary to prosecute the Action against Defendants through trial and, potentially, through appeals. Plaintiff also has taken into account the uncertain outcome inherent in any litigation, as well as the difficulties and delays of such litigation. Plaintiff is mindful of the inherent problems of proof under, and possible defenses to, the claims asserted in the action. Plaintiff believes that the proposed Settlement set forth in this Stipulation confers benefits, through the provision of cash and adoption of corporate governance reforms and remedial measures, upon the Trust and its stockholders. Based on a thorough investigation and evaluation of the facts including the information obtained through the informal discovery process described above, and analysis of applicable law, Plaintiff has determined that the proposed Settlement is fair, reasonable, and adequate, and in the best interests of the UDF IV and its shareholders.

V.       THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable Barbara M.G. Lynn on April 16, 2018 at 9:00 a.m. for the purpose of determining: (i) whether the Settlement is fair, reasonable, and adequate, and should be given final approval by the Court; (ii) whether a Judgment should be entered dismissing the Action with prejudice; and (iii) whether the Fee and Expense Award should be approved. The Settlement Hearing may be continued by the Court at the Settlement Hearing or at any adjourned session thereof without further notice to Current UDF IV Shareholders.

VI.       THE SETTLEMENT

The terms and conditions of the Settlement are fully set forth in the Stipulation. The Stipulation has been filed with the Court and is also available for viewing on the website http://www.udfonline.com/. The following is only a summary of its terms.

Plaintiff agreed to settle the Action in exchange for certain of the Individual Defendants causing one million five hundred thousand dollars ($1,500,000) to be paid under the applicable policy of insurance to be deposited into an escrow account for purposes of effecting the Settlement (the “Settlement Fund”). A portion of these funds shall be used to pay any attorneys’ fees awarded to Plaintiff (including, if any, any incentive award), and to implement the corporate governance measures set forth herein and/or for other corporate purposes, including payment of any award, judgment or settlement in connection with the Consolidated Securities Action and/or putative class action purporting to allege claims against UDF IV and other defendants under the Texas Securities Act styled Hay v. United Development Funding IV, et al., No. 4:16-cv-00188.O (the “Texas Securities Act Action,” and together with the Consolidated Securities Action, the “UDF Class Action Litigation”).

In addition to the cash payment, Defendants Greenlaw, Marshall, Malone, Finkle and Etter will cause UDF IV to implement a series of Corporate Governance Measures, including the following:

•	UDF IV will add an additional independent (as that term is defined under NASDAQ listing requirements) trustee to its Board. The new trustee will qualify as an “audit committee financial expert,” as defined by the SEC, and will have at least three years of relevant real estate experience at a public company. The new trustee will serve as Chairman of the Audit Committee;

•	UDF IV will appoint a qualified person to serve in the capacity of Chief Compliance Officer (“CCO”) for UDF IV and United Development Funding V, and potentially other affiliated entities, who will focus on overseeing compliance with local, state and federal laws, as well as Company policies. The CCO will have at least three (3) years relevant experience at a public company.

•	UDF IV’s CCO will oversee and (as necessary) develop a comprehensive legal compliance and ethics program (the “Compliance Program”) designed to evaluate, maintain and correct overall compliance with all federal and state laws and regulations in the Code of Business Conduct and Ethics (the “Code”).

•	UDF IV will implement revisions to its related party transaction policy. The revisions to the related party transaction policy are attached to the Stipulation as Exhibit A.

•	The Audit Committee shall review, for each Significant Borrower (defined as a borrower that has aggregate borrowings across their affiliated companies in excess of 15% of UDF IV’s aggregate loan portfolio) transaction origination, a Closing Memorandum which describes the proposed transaction, the proposed loan or investment request (including amount, term and interest rate), proposed collateral, project overview, engineering due diligence and exit strategy analysis. The Audit Committee shall consider the Significant Borrower transaction in accordance with the Procedures pertaining to related party transactions set forth in the related party transaction policy.

•	UDF IV will ensure the accuracy of its accounting policy disclosures by, among other things, requiring senior internal accounting staff to work in concert with UDF IV’s independent auditor when describing UDF IV’s accounting policies in its annual reports (Form 10-K).

•	UDF IV’s Board (and each subcommittee) shall meet at least four times per year and shall maintain proper minutes accurately reflecting at an appropriate level of detail of Board discussions and resolutions.

•	Each trustee shall annually attend at least six hours of director continuing education programs, conferences or similar presentations as shall be approved by the Nominating and Governance Committee of the Board.

•	UDF IV will enhance the currently-existing “whistleblower” policy and update UDF IV’s employee handbook to reflect the enhanced policy. UDF IV shall keep a log of any reports of potential misconduct that are submitted pursuant to the whistleblower policy. Reports of violations will be logged and monitored by the CCO and responded to in accordance with the UDF IV’s compliance program (above). The CCO, after receiving “whistleblower” reports, will present the reports to the Audit Committee.

•	UDF IV will implement the agreed governance changes set forth herein for a period of three years following final Court approval of the Action.

Defendants acknowledge that the commencement, prosecution, and settlement of the Action were a significant factor in facilitating UDF IV’s continuing efforts to implement, reinforce, and enhance the Corporate Governance Measures described in the Stipulation.

The Settlement also provides for Plaintiff’s counsel to make an application to the Court for a Fee and Expense Award to be paid from the Settlement Fund. Defendants have agreed not to oppose the Fee and Expense Award provided that the application does not exceed six hundred fifty thousand dollars ($650,000). Plaintiff’s counsel also intends to request Court approval for an incentive award for Plaintiff in an amount not to exceed two thousand five hundred dollars ($2,500), which, subject to Court approval, shall be paid out of Fee and Expense Award. Defendants will take no position on the request for or approval of this award.

VII.        DISMISSAL AND RELEASES

In connection with the Court’s approval of the Settlement, Plaintiff will request a dismissal with prejudice of all claims asserted by Plaintiff on behalf of UDF IV against the Individual Defendants in the Action.

Pursuant to the Judgment, upon the Effective Date, the Plaintiff (acting on his own behalf and on behalf of UDF IV) and each UDF IV shareholder shall have, and by operation of the Judgment shall be deemed to have, fully, finally, and forever released, relinquished, and discharged and dismissed with prejudice, and shall forever be barred and enjoined from initiating, continuing, filing or otherwise prosecuting “Released Claims,” defined as any and all manner of claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters, and issues known, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, including Unknown Claims, of every nature and description whatsoever, known or unknown, that have been, or could have been asserted in Plaintiff’s action, or any putative derivative action on behalf of UDF IV against any Released Persons, either acting alone or in concert with others, based on acts and/or omissions in connection with, arising out of, or relating to, the facts, transactions, events, matters, occurrences, acts, disclosures, statements, omissions, or failures to act alleged in the Complaint, through and including the date of execution of this Stipulation, as well as any claim based upon, stemming from or related to any future indemnification arising from such facts, transactions, events, matters, occurrences, acts, disclosures, statements, omissions, or failures to act alleged in the Complaint; except that “Released Claims” shall not include (a) any claims by or on behalf of UDF IV against any insurance carrier which has issued a policy of insurance covering claims against directors and/or officers of UDF IV, (b) the right to enforce this Stipulation or the Settlement, including the award of fees and expenses referenced herein in Section 3, and (c) any of the claims asserted in the UDF Class Action Litigation.

Pursuant to the Judgment, upon the Effective Date, each of the Defendants, on behalf of themselves, their heirs, executors, administrators, predecessors, successors and assigns, shall have, and by operation of the Judgment shall be deemed to have, released and forever discharged, and shall forever be barred and enjoined from initiating, continuing, filing or otherwise prosecuting “Settled Defendants’ Claims,” defined as any and all manner of claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters, and issues known, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, including Unknown Claims, relating to or arising from or by virtue of the institution, prosecution or settlement of this action, that have been or could have been, or in the future can or might be, asserted by any Defendant in any court, tribunal, or proceeding by any Defendant against Plaintiff and all other UDF IV shareholders and their counsel; provided, however, that the Settled Defendants’ Claims shall not include any claims to enforce the Settlement, and provided further that, notwithstanding anything stated anywhere herein, Defendants are not releasing any claims arising from or relating to the claims set forth in United Development Funding, L.P. et al. v. J. Kyle Bass et al., Dallas County Court No. CC-17-06253-B (filed November 28, 2017), and nothing herein shall be interpreted as limiting or affecting Defendants’ claims in that action in any way, as it currently exists or as it may be amended.

The Released Claims and the Settled Defendants’ Claims shall include “Unknown Claims.” The phrase “Unknown Claims” means any claim that UDF IV, Plaintiff or any other UDF IV shareholder does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, and any Settled Defendants’ Claims that any Defendant or any other Released Person does not know or suspect to exist in his, her or its favor at the time of the release of the Plaintiff and all other UDF IV shareholders and Plaintiff’s Counsel, which, if known, might have affected the decision to enter into the Settlement. “Unknown Claims” includes, but is not limited to, any claims based on or relating to in any way to the investigations by the U.S. Securities and Exchange Commission and the U.S. Department of Justice, as discussed in paragraphs 7 and 57-59 of Plaintiff’s Complaint, and/or any settlement, lawsuit, allegations, or charges resulting from either of those investigations. With respect to Unknown Claims, the Settling Parties each expressly waive any and all provisions, right, and benefits of California Civil Code Section 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

The Settling Parties each shall expressly waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code Section 1542.

VIII.       THE FEE AND EXPENSE AWARD

Based on their view of the benefit conferred on UDF IV by the negotiated cash payment and corporate governance reforms, Plaintiff’s Counsel will apply to the Court for the Fee and Expense Award at the Settlement Hearing, which application Defendants have agreed not to oppose provided that the Fee and Expense Award does not exceed six hundred fifty thousand dollars ($650,000). Any failure by the Court to approve the amount of such fees or any incentive awards that Plaintiff’s counsel may seek on behalf of the Plaintiff shall not affect the validity of the terms of the Settlement. To date, Plaintiff’s counsel has neither received any payment for their services in conducting the Action, nor has counsel been reimbursed for their out-of-pocket expenses incurred. Plaintiff’s counsel believe that the Fee and Expense Award of six hundred fifty thousand dollars ($650,000) requested is within the range of fees and expenses awarded to plaintiffs’ counsel under similar circumstances in litigation of this type. UDF IV shareholders are not personally liable for the Fee and Expense Award.

In addition, based on the results of the Action, Plaintiff’s counsel intends to seek Court approval for a limited incentive award for Plaintiff, in an amount not to exceed two thousand five hundred dollars $2,500 in total, which, subject to Court approval, shall be paid out of the Fee and Expense Award. Defendants take no position on the request for or approval of this award.

IX.       THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING

Any Current UDF IV Shareholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement of the Action should not be approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or why the Fee and Expense Award should not be awarded to Plaintiff’s counsel; provided, however, unless otherwise ordered by the Court, that no Current UDF IV Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the Fee and Expense Award to Stockholders’ Counsel unless that stockholder has, at least twenty-one (21) calendar days prior to the Settlement Hearing (no later than March 26, 2018): (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of UDF IV common stock through the date of the Settlement Hearing, including the number of shares of UDF IV common stock and the date of purchase; and (c) any documentation in support of such objection; and (2) if a Current UDF IV Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such shareholder’s intention to appear; (b) a statement that indicates the basis for such appearance and objection; and (c) the identities of any witnesses the stockholder intends to call at the Settlement Hearing, together with a statement of the subjects of their testimony. If a Current UDF IV Stockholder files a written objection and/or written notice of intent to appear, such stockholder also must simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such stockholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

LEVI & KORSINSKY, LLP

Adam M. Apton

1101 30th Street N.W., Suite 115

Washington, D.C. 20007

Tel: (202) 524-4290

Fax: (202) 333-2121

Attorney for Plaintiff Richard Evans

K&L Gates LLP

John W. Rotunno

Paul J. Walsen

70 West Madison Street, Suite 3100

Chicago, Illinois 60602

Attorneys for Nominal Defendant United Development Funding IV and Defendants UMTH General Services, L.P., UMTH Land Development, L.P., Phillip K. Marshall, J. Heath Malone, and Steven J. Finkle

BURLESON, PATE & GIBSON LLP

Michael P. Gibson

Camille Knight

900 Jackson Street, Suite 330

Dallas, Texas 75202

Telephone: (214) 871-4900

Facsimile: (214) 871-7543

Attorneys for Defendant Hollis M. Greenlaw

LOCKE LORD LLP

Paul E. Coggins

Kip Mendrygal

2200 Ross Avenue, Suite 2800

Dallas, TX 75201

Telephone: 214-740-8104

Attorneys for Defendant John R. Ray

FITZPATRICK, HAGOOD, SMITH & UHL, LLP

Michael J. Uhl

R. Ritch Roberts, III

2515 McKinney Avenue, Suite 1400

Dallas, TX 75201

Tel. 214-237-0900

Fax. 214-237-0901

Attorneys for Defendant Todd Etter

Any Current UDF IV Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement as incorporated in the Stipulation and to the Fee and Expense Award to Plaintiff’s counsel but shall otherwise be bound by the judgment to be entered and the releases to be given.

X.       CONDITIONS FOR SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, including, among other things: (1) entry of the requested Judgment by the Court; and (2) the expiration of the time to appeal from or alter or amend the Judgment. If, for any reason, any one of the conditions described in the Stipulation is not met, the Stipulation might be terminated and, if terminated, will become null and void, and the parties to the Stipulation will be restored to their respective positions in the Actions as of the date before the Memorandum of Understanding was fully executed.

XI.       EXAMINATION OF PAPERS AND INQUIRIES

This notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Action reference is made to the Stipulation which may be inspected at the Office of the Clerk of the United States District Court for the Northern District of Texas, 1100 Commerce Street, Dallas, TX 75242, during regular business hours of each business day. A copy of the Stipulation is also available at http://www.udfonline.com/.

Any other inquiry regarding the Settlement or the Action should be addressed in writing to Plaintiff’s Counsel: Levi & Korsinsky, LLP, 1101 30th Street N.W., Suite 115 Washington, D.C. 20007, Attention: Adam M. Apton

PLEASE DO NOT CONTACT THE COURT, THE CLERK OF THE COURT OR UDF IV REGARDING THIS NOTICE.

DATED: January 13, 2018	BY ORDER OF THE HONORABLE BARBARA M.G. LYNN

17